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    As filed with the Securities and Exchange Commission on January 15, 2002

                                                             Registration No. 333-____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               SAXON CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                                        54-2036376
(State or other jurisdiction of incorporation or organization)   (IRS EmployerIdentification No.)


                                  4880 Cox Road
                           Glen Allen, Virginia 23060
               (Address of principal executive offices) (Zip Code)

                  SAXON CAPITAL, INC. 2001 STOCK INCENTIVE PLAN
              SAXON CAPITAL, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
                         SCI SERVICES, INC. 401(k) PLAN
                -------------------------------------------------
                            (Full title of the Plans)

                                Michael L. Sawyer
                             Chief Executive Officer
                               Saxon Capital, Inc.
                                  4880 Cox Road
                           Glen Allen, Virginia 23060
                     (Name and address of agent for service)

                                 (804) 967-7400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ---------------- --------------------- ----------------------- -------------------
                                                        Proposed maximum       Proposed maximum         Amount of
 Title of each class of securities    Amount to be     offering price per     aggregate offering       registration
         to be registered             registered(1)         share(2)               price(2)               fee(2)
------------------------------------ ---------------- --------------------- ----------------------- -------------------
------------------------------------ ---------------- --------------------- ----------------------- -------------------
2001 Stock Incentive Plan               3,262,000            $10.10              $32,946,200             $8236.55
Common Stock,                            shares
(par value $0.01)
------------------------------------ ---------------- --------------------- ----------------------- -------------------
------------------------------------ ---------------- --------------------- ----------------------- -------------------
2001 Employee Stock Purchase Plan       1,000,000            $10.10              $10,100,000            $2,525.00
Common Stock,                            shares
(par value $0.01)
------------------------------------ ---------------- --------------------- ----------------------- -------------------
------------------------------------ ---------------- --------------------- ----------------------- -------------------
401(k) Plan                             1,000,000            $10.10              $10,100,000            $2,525.00
Common Stock                             shares
(par value $0.01)
------------------------------------ ---------------- --------------------- ----------------------- -------------------
------------------------------------ ---------------- --------------------- ----------------------- -------------------
Total                                   5,262,000                                $53,146,200            $13,286.55
                                         shares
------------------------------------ ---------------- --------------------- ----------------------- -------------------
-------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock
Incentive Plan, the 2001 Employee Stock Purchase Plan, and the 401(k) Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Saxon Capital, Inc. in accordance with Rule 416(a) under the Securities Act of
1933, as amended (the "Securities Act").


(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act on the basis of the fair market value per share of Common Stock of Saxon Capital, Inc. No exchange or over-the-counter market exists for Saxon Capital, Inc.'s common stock. Saxon Capital, Inc.'s stockholders have privately sold some of the shares using the PORTAL system.  Sales using PORTAL have been at prices per share ranging from a low of $10.00 to a high of $10.45 with an average of $10.10.

                                     PART I

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

-------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     Saxon Capital, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's registration statement, Registration No. 333-71052, on Form S-1 filed with the SEC on October 5, 2001, together with Amendment No. 1 thereto filed on November 23, 2001, Amendment No. 2 thereto filed on December 21, 2001, Amendment No. 3 thereto filed on January 8, 2002, and Amendment No. 4 thereto filed on January 14, 2002, in which there are set forth audited financial statements for the Registrant's fiscal year ended December 31, 2000.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

     (c) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 000-33485 on Form 8-A filed with the SEC on January 9, 2002, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify certain of its officers, directors, employees and agents. Our amended and restated certificate of incorporation (our charter) provides that we will indemnify, to the fullest extent permitted under Delaware law, each of our directors and officers with respect to all liability and loss suffered and expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved because such person is or was one of our directors or officers. We are also obligated to pay the expenses of the directors and officers incurred in defending such proceedings, subject to reimbursement if it is subsequently determined that such person is not entitled to indemnification.

         In addition to the indemnification obligations set forth in our charter, we have entered into indemnification agreements with each of our directors containing substantially those same indemnification provisions as in our charter.

         We have obtained a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. We have been advised that, in the opinion of the SEC, indemnifying our directors, officers, and controlling persons for liabilities arising under the Securities Act pursuant to our charter and bylaws, or otherwise, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (except for liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit). We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

                              Description
                              -----------

Exhibit 4            Common Stock Certificate.*
Exhibit 5            Opinion and consent of McKee Nelson LLP.
Exhibit 23.1         Consent of Deloitte & Touche LLP, Independent Auditors.
Exhibit 23.2         Consent of McKee Nelson LLP is contained in Exhibit 5.
Exhibit 24           Reference is made to page 7 of this Registration Statement.
Exhibit 99.1         Registrant's 2001 Stock Incentive Plan.*
Exhibit 99.2         Registrant's 2001 Employee Stock Purchase Plan.*


-----------------------------------------------

* Previously filed with the Registrant's Registration Statement on Form
S-1 (Registration No. 333-71052) filed with the Commission on October 5, 2001, as amended, and hereby incorporated by reference herein.

         The Registrant will submit the 401(k) Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the 401(k) Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification, of the 401(k) Plan.

Item 9.           Undertakings.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2001 Stock Incentive Plan, 2001 Employee Stock Purchase Plan, and the 401(k) Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, State of Virginia on this 15th day of January, 2002.

                                                  SAXON CAPITAL, INC.

                                                  By:/s/ Michael L. Sawyer
                                                     -------------------------
                                                  Name:  Michael L. Sawyer
                                                  Title: Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Saxon Capital, Inc., a Delaware corporation, do hereby constitute and appoint Michael L. Sawyer and Robert G. Partlow, and either of them, his true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 Signature                          Capacity in which to Sign               Date
 ---------                          -------------------------               ----

/s/Edward G. Harshfield            Chairman of the Board of
-------------------------------     Directors                              January 15, 2002
    Edward G. Harshfield


/s/Richard A. Kraemer              Vice Chairman of the Board of
-------------------------------     Directors                              January 8, 2002
    Richard A. Kraemer


/s/ Michael L. Sawyer              Chief Executive Officer and
-------------------------------     Director                               January 15, 2002
    Michael L. Sawyer


/s/Robert G. Partlow               Chief Financial Officer and
-------------------------------     Director (Principal Financial
    Robert G. Partlow                Officer)                              January 7, 2002


/s/Dennis G. Stowe                 President and Director
-------------------------------                                            January 7, 2002
    Dennis G. Stowe


/s/David D. Wesselink              Director
-------------------------------                                            January 15, 2002
    David D. Wesselink


/s/Thomas J. Wageman               Director
-------------------------------                                            January 15, 2002
    Thomas J. Wageman



/s/Robert B. Eastep                Chief Accounting Officer (Principal
-------------------------------     Accounting Officer)                    January 15, 2002
    Robert B. Eastep

EXHIBIT INDEX

Exhibit Number                                   Exhibit
--------------                                   -------
Exhibit 4                   Common Stock Certificate.*
Exhibit 5                   Opinion and Consent of McKee Nelson LLP.
Exhibit 23.1                Consent of Deloitte & Touche LLP, Independent
                            Auditors.
Exhibit 23.2                Consent of McKee Nelson LLP is contained in
                            Exhibit 5.
Exhibit 24                  Reference is made to page 7 of this Registration
                            Statement.
Exhibit 99.1                Registrant's 2001 Stock Incentive Plan.*
Exhibit 99.2                Registrant's 2001 Employee Stock Purchase Plan.*
-----------------------------------------------

* Previously filed with the Registrant's Registration Statement on Form
S-1 (Registration No. 333-71052) filed with the Commission on October 5, 2001, as amended, and hereby incorporated by reference herein.

                                       9

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